Acadian Asset Management Inc. Reports Financial and Operating Results for the Third Quarter Ended September 30, 2025 • Net inflows of $6.4 billion for Q3'25, (4% of BOP AUM), driven by Enhanced, Extension and Non-US Equity strategies • AUM of $166.4 billion at September 30, 2025, highest in the firm’s history • Record quarterly management fees of $136.1 million, up 21% from $112.1 million in Q3'24 • U.S. GAAP earnings per share of $0.42 for the quarter, 7% decrease compared to $0.45 for Q3'24 • ENI Operating Margin expanded 157 bps to 33.2% for the quarter, up from 31.7% in Q3'24 • ENI earnings per share of $0.76 for the quarter, 29% increase compared to $0.59 for Q3'24 • Repurchased 0.1 million shares of common stock ($5.0 million) in Q3'25, and 1.8 million shares ($48.0 million) year to date through Q3'25 • Announcing plan to redeem $275 million Senior Notes, funded with new $200 million Term Loan A facility and cash on hand BOSTON - October 30, 2025 - Acadian Asset Management Inc. (NYSE: AAMI) reports its results for the third quarter ended September 30, 2025. Kelly Young, Acadian Asset Management Inc.’s President and Chief Executive Officer, said, "Acadian achieved another milestone in the third quarter of 2025, with $6.4 billion of net client cash flows, the second-highest in the firm’s history, and $166.4 billion of AUM as of September 30, 2025, marking consecutive quarters of record-high assets in the firm's nearly 40 year history. As a result, we also realized record quarterly management fees of $136.1 million. Our continued organic growth reflects strength and momentum in the business driven by long-term outperformance, as well as product and distribution initiatives. Acadian has been a leading systematic manager since the 1980s, providing our clients with sustained outperformance through various and complex market cycles. Going forward, Acadian will remain focused on our time-tested investment process and the execution of our growth strategy, including ongoing expense discipline. In the third quarter of 2025, Acadian produced ENI earnings per share of $0.76 compared to $0.59 in the third quarter of last year. ENI for the third quarter of 2025 was $27.2 million, compared to $22.2 million in the third quarter of 2024. The 23% increase in ENI compared to last year was primarily driven by revenue growth, due to higher AUM from market return and positive NCCF over the last 12 months. The year-over-year 29% increase in ENI earnings per share was also driven by the Company’s accretive share repurchases Q3'24 - Q3'25. Acadian’s long-term investment performance remained strong. As of September 30, 2025, 94%, 95% and 94% of Acadian’s strategies by revenue beat their respective benchmarks over the prior 3-, 5-, and 10- year periods, respectively. Turning to capital management, we had a cash balance of approximately $117.3 million as of September 30, 2025. During the third quarter of 2025, we repurchased 0.1 million shares of common stock, for a total of $5.0 million. Year-to-date through September 30, 2025, we have repurchased 1.8 million shares of common stock, which represents a 5% reduction in our total shares outstanding since the end of 2024, for an aggregate total of $48.0 million. Today, we are also announcing our plan to redeem our $275 million Senior Notes, funded with proceeds from a new $200 million committed Term Loan facility and cash on hand. This refinancing will further strengthen our balance sheet and improve our financial flexibility. Going forward, as our business continues to generate strong free cash flow, we will remain focused on maintaining a strong balance sheet to support organic growth while returning excess capital to shareholders over time." Contact: Investor Relations ir@acadian-inc.com (617) 369-7300 Exhibit 99.1

Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on December 24, 2025 to shareholders of record as of the close of business on December 12, 2025. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on October 30, 2025. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (800) 715-9871 International Dial-in Number: (646) 307-1963 Conference ID: 9046067 Link to Webcast: https://events.q4inc.com/attendee/966892924 Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on the Company’s website, at ir.acadian-inc.com or at: Toll Free Dial-in Number: (800) 770-2030 International Dial-in Number: (609) 800-9909 Conference ID: 9046067 About Acadian Asset Management Inc. Acadian Asset Management Inc. is the NYSE listed holding company of Acadian Asset Management LLC, with approximately $166 billion of assets under management as of September 30, 2025. Acadian offers institutional investors across the globe access to a wide array of leading quantitative and solutions-based strategies designed to meet a range of risk and return objectives. For more information, please visit our website at www.acadian-inc.com. Information that may be important to investors will be routinely posted on our website.

Forward-Looking Statements This communication includes forward-looking statements which may include, from time to time, anticipated revenues, margins, operating expense, variable compensation and distribution ratios, cash flows or earnings growth profile, expectations regarding the investment process, anticipated performance and growth of the Company’s business going forward, expected AUM growth, expected sector trends and their potential impact, expected future net cash flows, expected uses of capital, including the redemption of our Senior Notes, and capital management, including expectations regarding market conditions and returning capital to shareholders. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed elsewhere in this communication. Additional factors that could cause actual results to differ from the forward-looking statements in this release include: our financial results are dependent on Acadian Asset Management LLC; our reliance on key personnel; our use of a limited number of investment strategies; our ability to attract and retain assets under management; the potential for losses on seed and co-investment capital; foreign currency exchange risk; risks associated with government regulation; and other facts that may be described in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2025. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any subsidiary of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of non-GAAP to GAAP financial measures, along with certain segment measures, are included in the Supplemental Information, Reconciliations and Disclosures section of this communication.

Q3 2025 EARNINGS PRESENTATION October 30, 2025

2 Kelly Young President and Chief Executive Officer Scott Hynes Chief Financial Officer Melody Huang Director of Finance and Investor Relations

3 ___________________________________________________________ Data as of September 30, 2025 Please see Definitions and Additional Notes Nearly 40-year operating history Founded in 1986, Acadian has pioneered systematic investing and we continue to lead the sector through constant innovation. We have delivered sustained outperformance across various investment strategies and through numerous market cycles Pure systematic investment firm Managing $166.4B of AUM, Acadian is a pure systematic manager applying data and technology to the evaluation of global stocks and corporate bonds Strong outperformance 95% of strategies by revenue outperforming benchmarks over 5-year period, with 4.5% annualized excess return Innovative culture Competitive edge in the convergence of talented people, rich data, and powerful tools, 120+ person investment team with 100+ advanced analytical degrees Strong growth platform Implementing product and distribution initiatives to drive sustainable growth Acadian: Only Pure-Play Publicly-Traded Systematic Manager

4 Key Performance Metrics Q3'24 Q3'25 Increase (Decrease) Net income attributable to controlling interests ($m) $16.9 $15.1 (11)% U.S. GAAP diluted EPS ($s) $0.45 $0.42 (7)% Economic net income ($m) $22.2 $27.2 23% ENI diluted EPS ($s) $0.59 $0.76 29% Adjusted EBITDA ($m) $40.4 $45.1 12% NCCF ($b) $0.5 $6.4 EOP AUM ($b) $120.3 $166.4 38% Acadian Q3'25: Strong Outperformance Highlights ▪ U.S. GAAP Net Income attributable to controlling interests declined (11)% and EPS declined (7)%, driven by increased non-cash expenses representing changes in the value of Acadian LLC equity and profit interests ▪ ENI EPS up 29% to $0.76 per share driven by significant growth in recurring management fees, as well as share repurchases ▪ Adjusted EBITDA up 12% ▪ Net flows of $6.4 billion, 4% of BOP Q3 AUM, second highest quarterly NCCF in firm’s history ▪ AUM surged to $166.4 billion, consecutive quarters of record-high assets in Acadian’s history___________________________________________________________ Please see Supplemental Information, Reconciliations and Disclosures Please see Definitions and Additional Notes

Outstanding Performance Track Records

% of Major Strategy Group Assets Outperforming Benchmarks


Global Equity
100%
100%
100%
3-Year
5-Year
10-Year
Emerging Markets Equity
100%
100%
100%
3-Year
5-Year
10-Year
Non-US Equity
100%
99%
100%
3-Year
5-Year
10-Year
Small Cap Equity
100%
100%
100%
3-Year
5-Year
10-Year
Enhanced Equity
100%
100%
100%
3-Year
5-Year
10-Year

Data as of September 30, 2025
Figures calculated using gross of fee strategy composite returns. Global, Emerging, and Non-US Equity groupings reflect similar composites focused on common geographies. Enhanced and Small Cap Equity mandates are separately reflected. See Definitions and Additional Notes for additional information on the methodology used to calculate investment performance. Past performance is no guarantee of future results. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Acadian.

ACADIAN ASSET MANAGEMENT INC.
5

6 94% 95% 94% 3-Year 5-Year 10-Year Meaningful Long Term Alpha Generation 91% 92% 90% 3-Year 5-Year 10-Year +4.5% 5-year annualized return in excess of benchmark +3.5% 5-year annualized return in excess of benchmark Revenue Weighted Asset Weighted Consolidated Firmwide Investment Performance ___________________________________________________________ Data as of September 30, 2025 Please see Definitions and Additional Notes for additional information on the methodology used to calculate investment performance. Past performance is no guarantee of future results. This is not investment advice and may not be construed as sales or marketing material for any financial product or service sponsored or provided by Acadian.

7 Extensive Global Distribution Platform 4 > 10 years > 100 > 40 > 1,000 ~ 40 global distribution offices serving clients countries represented across client base investment consultant relationships global distribution offices serving clients experienced distribution professionals average relationship length with top 50 clients Gross Inflows ($ in billions) $10 $10 $13 $15 $14 $15 $11 $11 $9 $21 $39 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 YTD ‘25 institutional client accounts ‘25(1) ___________________________________________________________ (1) Data as of September 30, 2025

8 Acadian: Highly Regarded Institutional Investment Manager ▪ 5 clients among the top 20 global asset owners ▪ 24 clients among the top 50 U.S. retirement plans ▪ > 40% of assets from clients invested in multiple Acadian strategies ▪ 43% of assets managed for clients outside the U.S. ▪ > 80 institutional-quality funds available for investors ▪ $39 billion gross inflows year-to-date 2025 ▪ $166 billion AUM ___________________________________________________________ Data as of September 30, 2025

9 $0.5 $0.9 $3.8 $13.8 $6.4 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Net Client Cash Flows: Sustained Momentum ▪ Q3'25 net flows of $6.4 billion, 4% of BOP AUM, driven by Enhanced, Extension and Non-US strategies ▪ 2nd highest ever quarterly NCCF in the firm’s history ▪ YTD’25 net flows of $24.0 billion, along with $1.8 billion in FY 2024, reflect seven consecutive quarters of positive net flows Net Client Cash Flows ($ in billions) Highlights

10 Q3 2025 FINANCIAL RESULTS

11 Outstanding Performance Metrics Key Performance Metrics U.S. GAAP Basis ($ in millions, unless otherwise noted) Q3'24 Q3'25 Increase (Decrease) Q2'25 Increase (Decrease) Revenue $ 123.1 $ 144.2 17.1% $ 127.4 13.2 % Operating income 27.0 26.6 (1.5) % 16.2 64.2 % Pre-tax income attributable to controlling interests 26.3 22.5 (14.4) % 14.6 54.1 % Net income attributable to controlling interests 16.9 15.1 (10.7) % 10.1 49.5 % Diluted shares outstanding (in millions) 37.8 35.8 35.9 Diluted earnings per share, $ $ 0.45 $ 0.42 (6.7) % $ 0.28 50.0 % U.S. GAAP operating margin 21.9% 18.4% (349) bps 12.7% 573 bps Economic Net Income Basis (Non-GAAP measure used by management) ENI revenue $ 122.2 $ 136.3 11.5% $ 124.9 9.1 % ENI operating earnings 38.7 45.3 17.1% 38.4 18.0 % Pre-tax economic net income 32.6 37.8 16.0% 31.4 20.4 % Economic net income 22.2 27.2 22.5% 22.9 18.8 % ENI diluted earnings per share, $ $ 0.59 $ 0.76 28.8% $ 0.64 18.8 % Adjusted EBITDA 40.4 45.1 11.6% 39.1 15.3 % ENI operating margin 31.7% 33.2% 157 bps 30.7% 249 bps _______________________________________________________ Please see Definitions and Additional Notes Please see Supplemental Information, Reconciliations and Disclosures

12 $122.2 $136.3 $112.1 $136.1 $10.1 $0.2 Management fees Performance fees Q3'24 Q3'25 _______________________________________________________ Notes: ENI revenue includes management fees and performance fees; Please see Definitions and Additional Notes Please see Supplemental Information, Reconciliations and Disclosures ENI Revenue: Growth Driven by AUM Increase ▪ Q3'25 ENI revenue of $136.3 million increased from Q3'24 by 12%, primarily due to management fee growth, partially offset by a decline in performance fees ▪ Recurring management fees increased 21% from Q3'24 reflecting a 34% increase in average AUM driven by the impact from strong positive NCCF and market appreciation CommentaryENI Revenue ($ in millions) 12% 21%

ENI Operating Margin and Expenses: Positive Leverage

ENI Operating Margin



31.7%
33.2%
Q3'24
Q3'25

ENI Operating Expenses ($ in millions)

% of MFs(2)	48.1%	43.3%



$53.9
$58.9
Q3'24
Q3'25

ENI Variable Compensation ($ in millions)

% of VC(3)	43.3%	41.5%



$29.6
$32.1
Q3'24
Q3'25

Commentary

- Q3'25 Operating Margin expanded 157 bps to 33.2% from 31.7% in Q3'24 driven by increased ENI management fees
- Q3'25 Operating Expense Ratio(1) fell (480) bps to 43.3% for the period from 48.1% in Q3'24 reflecting improved operating leverage
- Q3'25 Variable Compensation Ratio (VC) Ratio(3) decreased to 41.5% in Q3'25 from 43.3% in Q3'24
- 2025 full-year Operating Expense Ratio expected to be approximately 44%-46% if equity markets remain at Q3'25 end levels; the ratio is subject to fluctuations as AUM and ENI management fees (MF) change. 2025 full-year Variable Compensation Ratio expected to be 43%-45%.

Notes: ENI operating expenses reflect the Company's operating expenses (excluding variable compensation); Variable compensation is primarily comprised of a contractual percentage of ENI earnings before variable compensation and a contractual split of performance fees, which is awarded to employees and recognized over a contractual vesting period; Variable compensation also includes non-cash compensation in the form of Acadian LLC equity provided through recycling and AAMI equity; (1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees; (2) Represents reported ENI management fee revenue. (3) Variable Compensation Ratio is calculated as variable compensation divided by ENI earnings before variable compensation.

ACADIAN ASSET MANAGEMENT INC.
13

14 $117.3 $95.1 $274.6 ___________________________________________________________ Please see Definitions and Additional Notes (1) Reflects $200 million gross proceeds from committed bank term loan, the redemption in full of $275 million 4.80% Senior Notes, and estimated balance sheet cash usage (2) Represents the Company’s total debt, divided by last twelve months Adjusted EBITDA (3) Represents the Company’s total debt, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA Capital Resources: Strengthened Balance Sheet ▪ Cash and cash-equivalents of $117.3 million, $95.1 million of seed investments include a new product seeded with recycled funds; Debt reflects zero balance on our revolving credit facility September 30, 2025 Q3'25 $94.8 $90.3 $274.3 Cash Debt Q4’24 Balance Sheet Profile ($ in millions) Seed Investments ▪ On October 30, 2025 the Company issued a notice for the full redemption of all $275 million aggregate principal amount outstanding of its 4.80% Senior Notes; the redemption is expected to occur on December 1, 2025 ▪ Redemption of the 4.80% Senior Notes will be financed with a $200 million committed bank term loan (3-year tenor) and balance sheet cash ▪ Strategic financial transaction that: i) increases balance sheet flexibility; ii) enables further deleveraging, and; iii) enhances cash flows to capital management priorities, including investments in organic growth, share repurchases and dividends $34.3 $95.1 $200.0 Leverage ratio(2) 1.5x 1.4x 1.0x Net leverage ratio(3) 1.0x 0.8x 0.9x Q3’25 as adjusted(1) Senior Notes Redemption

15 86.0 35.8 Q4'19 Q3'25 Capital Management: Track Record of Significant Value Creation Through Buybacks ▪ $1.4 billion in excess capital returned to stockholders since the end of 2019 through share buybacks and dividends ▪ Repurchased 0.1 million shares or $5.0 million of stock at a volume weighted average price of $48.58 in Q3'25 ▪ Board declared an interim dividend of $0.01 per share to be paid on December 24, 2025 to shareholders of record as of the close of business on December 12, 2025 ▪ Expect to continue generating strong free cash and deploying excess capital toward supporting organic growth and share buybacks over time (58)% Quarterly Diluted Shares Outstanding (in millions) Return of Capital

16 Closing: Acadian Compelling Investment Opportunity (1) Data as of September 30, 2025 Competitive Position ■ Only pure-play, publicly traded systematic manager ■ Nearly 40-year track record with competitive edge in systematic investing ■ Strong performance track record with more than 94% of strategies by revenue outperforming over 3- / 5- / 10- year periods(1) Business Momentum ■ Net inflows of $6.4 billion for Q3'25, (4% of BOP AUM), 2nd highest in firm history ■ AUM of $166.4 billion(1), highest in the firm’s nearly 40 year history Q3'25 Financial Results ■ Record quarterly management fees of $136.1 million, up 21% from Q3'24 ■ ENI EPS of $0.76, up 29% from Q3'24 ■ Operating Margin expanded 157 bps to 33.2%, up from 31.7% in Q3'24 Capital Management ■ Repurchased 0.1 million shares of common stock ($5.0 million) in Q3'25, with 1.8 million shares ($48.0 million) repurchased year to date through Q3'25 ■ Senior Notes redemption and Term Loan A refinancing strengthens balance sheet Positioned to continue to drive growth through targeted distribution initiatives and new product offerings

U.S. GAAP Statement of Operations

($ in millions, unless otherwise noted)	Q3'24	Q3'25	Increase (Decrease)	Q2'25
Management fees	$ 112.1	$ 136.1	21.4 %	$ 122.3
Performance fees	10.1	0.2	(98.0)%	2.6
Consolidated Funds' revenue	0.9	7.9	n/m	2.5
Total revenue	**123.1**	**144.2**	**17.1 %**	**127.4**
Compensation and benefits	69.6	84.7	21.7 %	83.8
General and administrative	21.8	23.5	7.8 %	21.8
Depreciation and amortization	4.5	4.1	(8.9)%	4.2
Consolidated Funds' expense	0.2	5.3	n/m	1.4
Total operating expenses	**96.1**	**117.6**	**22.4 %**	**111.2**
Operating income	**27.0**	**26.6**	**(1.5)%**	**16.2**
Investment income (loss)	1.5	—	n/m	(0.2)
Interest income	0.6	0.9	50.0 %	0.8
Interest expense	(4.7)	(4.6)	(2.1)%	(5.3)
Net consolidated Funds' investment gains	4.0	11.5	n/m	12.1
Income before income taxes	**28.4**	**34.4**	**21.1 %**	**23.6**
Income tax expense	9.4	7.4	(21.3)%	4.5
Net income	**19.0**	**27.0**	**42.1 %**	**19.1**
Net income attributable to non-controlling interests	2.1	11.9	n/m	9.0
Net income attributable to controlling interests	**$ 16.9**	**$ 15.1**	**(10.7)%**	**$ 10.1**
Earnings per share, basic, $	$ 0.46	$ 0.42	(8.7)%	$ 0.28
Earnings per share, diluted, $	$ 0.45	$ 0.42	(6.7)%	$ 0.28
Average basic shares outstanding (in millions)	37.1	35.8		35.9
Average diluted shares outstanding (in millions)	37.8	35.8		35.9
U.S. GAAP operating margin	22 %	18 %	(349) bps	13 %
Pre-tax income attributable to controlling interests	$ 26.3	$ 22.5	(14.4)%	$ 14.6
Net income attributable to controlling interests	$ 16.9	$ 15.1	(10.7)%	$ 10.1

Please see Definitions and Additional Notes

Q3'25 vs. Q3'24

- Total revenue increased 17.1% from Q3'24 driven by higher management fees reflecting an increase in average AUM in Q3'25 compared to Q3'24
- Operating expenses increased 22.4% from Q3'24 driven by an increase in compensation and benefits expense primarily due to an increase in the value of the equity plan liability and an increase in variable compensation in Q3'25 compared to Q3'24
- Income tax expense decreased (21.3)% from Q3'24 as a result of a decrease in pre-tax income attributable to controlling interests and state tax expense
- U.S. GAAP net income attributable to controlling interests decreased (10.7)% from Q3'24 primarily due to the increase in operating expenses
- Diluted earnings per share decreased (6.7)% from Q3'24 due to lower net income attributable to controlling interests in Q3'25

ACADIAN ASSET MANAGEMENT INC.

17

18 Supplemental Information, Reconciliations and Disclosures

ENI Operating Expenses and ENI Variable Compensation

ENI Operating Expenses

($ in millions)	Q3'24 $M	Q3'24 % of MFs[1]	Q3'25 $M	Q3'25 % of MFs[1]	Increase (Decrease)	Q2'25 $M	Q2'25 % of MFs[1]	Increase (Decrease)
Fixed compensation and benefits	$ 24.5	*21.9 %*	$ 28.0	*20.6 %*	*14%*	$ 25.0	*20.4 %*	*12%*
G&A expenses (excl. sales-based compensation)	21.6	*19.3 %*	23.4	*17.2 %*	*8%*	21.9	*17.9 %*	*7%*
Depreciation and amortization	4.5	*4.0 %*	4.1	*3.0 %*	*(9)%*	4.2	*3.4 %*	*(2)%*
Core operating expense subtotal	**$ 50.6**	***45.1 %***	**$ 55.5**	***40.8 %***	*10%*	**$ 51.1**	***41.8 %***	*9%*
Sales-based compensation	3.3	*2.9 %*	3.4	*2.5 %*	*3%*	3.5	*2.9 %*	*(3)%*
Total ENI operating expenses	**$ 53.9**	***48.1 %***	**$ 58.9**	***43.3 %***	*9%*	**$ 54.6**	***44.6 %***	*8%*
Note: ENI management fees	$ 112.1		$ 136.1		*21%*	$ 122.3		*11%*
ENI Operating Margin	**31.7 %**		**33.2 %**		***157 bps***	**30.7 %**		***249 bps***

ENI Variable Compensation

($ in millions)	Q3'24	Q3'25	Increase (Decrease)	Q2'25	Increase (Decrease)
Cash variable compensation	**$ 28.0**	**$ 30.3**	*8%*	**$ 30.5**	*(1)%*
Add: Non-cash equity-based award amortization	1.6	1.8	*13%*	1.4	*29%*
Variable compensation	**29.6**	**32.1**	*8%*	**31.9**	*1%*
Earnings before variable compensation	**$ 68.3**	**$ 77.4**	*13%*	**$ 70.3**	*10%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)	43.3 %	41.5 %	*(187) bps*	45.4 %	*(390) bps*

Reconciliation of U.S. GAAP Operating Income to ENI Operating Earnings

($ in millions)	Q3'24	Q3'25	Increase (Decrease)	Q2'25	Increase (Decrease)
U.S. GAAP operating income	**$ 27.0**	**$ 26.6**	*(1)%*	**$ 16.2**	*64%*
Exclude the impact of:					
Acadian LLC key employee-owned equity and profit interest revaluations	9.3	16.3	*75%*	19.7	*(17)%*
Restructuring costs	—	(0.2)	*n/m*	(0.4)	*(50)%*
Acadian LLC key employee distributions	3.1	5.2	*68%*	4.0	*30%*
Variable compensation	29.6	32.1	*8%*	31.9	*1%*
Consolidated Funds' operating income	(0.7)	(2.6)	*n/m*	(1.1)	*n/m*
ENI earnings before variable compensation	**68.3**	**77.4**	*13%*	**70.3**	*10%*
Less: ENI variable compensation	(29.6)	(32.1)	*8%*	(31.9)	*1%*
ENI operating earnings	**$ 38.7**	**$ 45.3**	*17%*	**$ 38.4**	*18%*

Please see Definitions and Additional Notes
(1) Represents reported ENI management fee revenue.

ACADIAN ASSET MANAGEMENT INC.

19

20 Acadian LLC Key Employee Distributions ($ in millions) Q3'24 Q3'25 Increase (Decrease) Q2'25 Increase (Decrease) Earnings after variable compensation (ENI operating earnings) $ 38.7 $ 45.3 17% $ 38.4 18% Less: Acadian LLC key employee distributions (3.1) (5.2) 68% (4.0) 30% Earnings after Acadian LLC key employee distributions $ 35.6 $ 40.1 13% $ 34.4 17% Acadian LLC Key Employee Distribution Ratio ( / ) 8.0% 11.5% 347 bps 10.4% 106 bps ▪ Represents key employees’ share of profit from Acadian LLC’s earnings ▪ Distribution Ratio increased to 11.5% in Q3'25 due to significant growth in management fee profit ▪ 2025 full-year Distribution Ratio expected to be 11%-12% if the equity market remains at the same level; mix of management fee and performance fee profits will impact the ratio Acadian LLC Key Employee Distributions A A B B Commentary _______________________________________________________ Please see Definitions and Additional Notes

21 ($ in millions) December 31, 2024 September 30, 2025 Assets Cash and cash equivalents $ 94.8 $ 117.3 Investment advisory fees receivable 164.7 139.0 Right of use assets 52.5 48.2 Investments 67.9 40.8 Other assets 164.0 168.2 Assets of consolidated Funds 159.3 237.9 Total assets $ 703.2 $ 751.4 Liabilities and shareholders’ equity Accounts payable and accrued expenses $ 157.5 $ 130.2 Third party borrowings 274.3 274.6 Revolving credit facility — — Operating lease liabilities 67.3 62.3 Other liabilities 95.8 117.9 Liabilities of consolidated Funds 21.2 55.1 Total liabilities $ 616.1 $ 640.1 Shareholders’ equity 20.0 20.4 Redeemable NCI of consolidated Funds 67.1 90.9 Total equity 87.1 111.3 Total liabilities and equity $ 703.2 $ 751.4 Weighted average quarterly diluted shares 37.6 35.8 Leverage ratio(1) 1.5 x 1.4 x Net leverage ratio(2) 1.0 x 0.8 x Balance Sheet Management _______________________________________________________ Please see Definitions and Additional Notes (1) Represents the Company’s third party borrowings and revolving credit facility, divided by last twelve months Adjusted EBITDA. (2) Represents the Company’s third party borrowings and revolving credit facility, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.

22 Assets Under Management Rollforward ($ in billions, unless otherwise noted) Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Beginning balance $ 112.6 $ 120.3 $ 117.3 $ 121.9 $ 151.1 Gross inflows 3.1 5.5 8.8 18.7 11.9 Gross outflows (3.5) (5.4) (5.8) (5.7) (6.5) Reinvested income and distributions 0.9 0.8 0.8 0.8 1.0 Net flows 0.5 0.9 3.8 13.8 6.4 Market appreciation 7.2 (3.9) 0.8 15.4 8.9 Ending balance $ 120.3 $ 117.3 $ 121.9 $ 151.1 $ 166.4 Average AUM $ 116.4 $ 118.1 $ 120.7 $ 132.4 $ 156.5 ENI management fee rate (bps) 38 38 38 37 35

Reconciliations from U.S. GAAP to Non-GAAP Measures[(1)]

($ in millions)	Q3'24	Q3'25	Q2'25
U.S. GAAP net income attributable to controlling interests	**$ 16.9**	**$ 15.1**	**$ 10.1**
Adjustments to reflect the economic earnings of the Company:			
1 Non-cash key employee-owned equity and profit interest revaluations[(2)]	9.3	16.3	19.7
2 Amortization of acquired intangible assets[(2)]	—	—	—
3 Capital transaction costs[(2)]	—	0.1	—
4 Seed/Co-investment (gains) losses and financings[(2)]	(3.0)	(0.9)	(2.6)
5 Tax benefit of goodwill and acquired intangible deductions	0.4	0.3	0.2
6 Discontinued operations attributable to controlling interests and restructuring[(2)(3)]	—	(0.2)	(0.3)
Total adjustment to reflect earnings of the Company	**$ 6.7**	**$ 15.6**	**$ 17.0**
Tax effect of above adjustments[(2)]	(1.7)	(4.2)	(4.6)
7 ENI tax normalization	0.3	0.7	0.4
Economic net income	**$ 22.2**	**$ 27.2**	**$ 22.9**
ENI net interest expense to third parties	3.0	2.3	3.0
Depreciation and amortization[(4)]	4.8	5.0	4.7
Tax on Economic Net Income	10.4	10.6	8.5
Adjusted EBITDA	**$ 40.4**	**$ 45.1**	**$ 39.1**

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Acadian LLC equity and profit interests held by Acadian LLC key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, and restructuring costs incurred in continuing operations
7. Exclude one-off tax benefits or costs unrelated to current operations

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.

(2) Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).

(3) The three months ended September 30, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and severance-related items at Acadian LLC of $(0.3) million. The three months ended September 30, 2025 includes severance-related items at Acadian LLC of $(0.2) million. The three months ended June 30, 2025 includes severance-related items at Acadian LLC of $(0.3) million.

(4) Includes non-cash equity-based award amortization expense.

ACADIAN ASSET MANAGEMENT INC.

23

Reconciliations from U.S. GAAP to Non-GAAP Measures[1]

Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income per share

($)	Q3'24	Q3'25	Q2'25
U.S. GAAP net income per share	$ 0.45	$ 0.42	$ 0.28
Adjustments to reflect the economic earnings of the Company:			
i. Non-cash key employee-owned equity and profit interest revaluations	0.25	0.46	0.55
ii. Amortization and impairment of goodwill and intangible assets	—	—	—
iii. Capital transaction costs	—	—	—
iv. Seed/Co-investment gains and financing	(0.08)	(0.02)	(0.07)
v. Tax benefit of goodwill and acquired intangibles deductions	0.01	0.01	0.01
vi. Discontinued operations and restructuring	—	(0.01)	(0.01)
vii. ENI tax normalization	0.01	0.02	0.01
Tax effect of above adjustments, as applicable	(0.05)	(0.12)	(0.13)
Economic net income per share	$ 0.59	$ 0.76	$ 0.64

Reconciliation of U.S. GAAP Revenue to ENI Revenue

($ in millions)	Q3'24	Q3'25	Q2'25
U.S. GAAP revenue	$ 123.1	$ 144.2	$ 127.4
Exclude revenue from consolidated Funds	(0.9)	(7.9)	(2.5)
ENI revenue	$ 122.2	$ 136.3	$ 124.9

Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense

($ in millions)	Q3'24	Q3'25	Q2'25
U.S. GAAP operating expense	$ 96.1	$ 117.6	$ 111.2
Less: items excluded from ENI			
Non-cash key employee-owned equity and profit interest revaluations	(9.3)	(16.3)	(19.7)
Restructuring costs[2]	—	0.2	0.4
Consolidated Funds' operating expense	(0.2)	(5.3)	(1.4)
Less: items segregated out of U.S. GAAP operating expense			
Variable compensation[3]	(29.6)	(32.1)	(31.9)
Acadian key employee distributions	(3.1)	(5.2)	(4.0)
ENI operating expense	$ 53.9	$ 58.9	$ 54.6

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *The three months ended September 30, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and severance-related items at Acadian LLC of $(0.3) million. The three months ended September 30, 2025 includes severance-related items at Acadian LLC of $(0.2) million. The three months ended June 30, 2025 includes severance-related items at Acadian LLC of $(0.3) million.*

(3) *Represents ENI variable compensation. For the three months ended September 30, 2024, September 30, 2025 and June 30, 2025, the U.S. GAAP equivalent of variable compensation was $29.4 million, $31.8 million and $31.6 million, respectively.*

ACADIAN ASSET MANAGEMENT INC.
24

Reconciliations from U.S. GAAP to Non-GAAP Measures[(1)]

Reconciliation of U.S. GAAP Pre-tax Income to Pre-tax ENI						
($ in millions)		**Q3'24**		**Q3'25**		**Q2'25**
U.S. GAAP pre-tax income	**$**	**28.4**	**$**	**34.4**	**$**	**23.6**
Adjustments to reflect the economic earnings of the Company:						
Non-cash key employee-owned equity and profit interest revaluations		9.3		16.3		19.7
Capital transaction costs		—		0.1		—
Seed/Co-investment (gains) losses and financings		(3.0)		(0.9)		(2.6)
Discontinued operations and restructuring costs[(2)]		—		(0.2)		(0.3)
Net income attributable to non-controlling interests		(2.1)		(11.9)		(9.0)
Pre-tax ENI	**$**	**32.6**	**$**	**37.8**	**$**	**31.4**

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.

(2) The three months ended September 30, 2024 includes costs associated with the transfer of an insurance policy from our former Parent of $0.3 million and severance-related items at Acadian LLC of $(0.3) million. The three months ended September 30, 2025 includes severance-related items at Acadian LLC of $(0.2) million. The three months ended June 30, 2025 includes severance-related items at Acadian LLC of $(0.3) million.

ACADIAN ASSET MANAGEMENT INC.
25

Segment Reconciliation

($ in millions)	Q3'24	Q3'25	Q2'25
U.S. GAAP Consolidated Revenue	$ 123.1	$ 144.2	$ 127.4
Exclude revenue from consolidated Funds (a)	0.9	7.9	2.5
Quant & Solutions Segment ENI Revenue	**122.2**	**136.3**	**124.9**
Quant & Solutions Segment ENI Expenses			
Fixed compensation and benefits (b)	22.7	26.4	23.4
Variable compensation (c)	29.0	31.1	30.8
Acadian LLC key employee distributions (d)	3.1	5.2	4.0
Depreciation and amortization (e)	4.5	4.1	4.2
Other segment items (f)	22.7	25.3	23.2
Segment ENI	**$ 40.2**	**$ 44.2**	**$ 39.3**
Reconciliation of segment ENI to net income attributable to controlling interests:			
Unallocated Corporate expenses (g)	(4.9)	(4.2)	(4.8)
Adjustments and reconciling items (h)	1.0	2.9	1.4
Non-cash compensation expenses for Acadian LLC key employee equity and profit interest revaluations (i)	(9.3)	(16.3)	(19.7)
Investment income (loss)	1.5	—	(0.2)
Interest income	0.6	0.9	0.8
Interest expense	(4.7)	(4.6)	(5.3)
Net consolidated funds' investment gains (losses)	4.0	11.5	12.1
Income before Income Taxes	**$ 28.4**	**$ 34.4**	**$ 23.6**
Income tax expense	(9.4)	(7.4)	(4.5)
Consolidated Net Income	**$ 19.0**	**$ 27.0**	**$ 19.1**
Net income attributable to non-controlling interests in consolidated Funds	(2.1)	(11.9)	(9.0)
Net income attributable to controlling interests	**$ 16.9**	**$ 15.1**	**$ 10.1**

(a) Adjusted to exclude consolidated Funds revenues which are included in U.S. GAAP revenue.

(b) Fixed compensation and benefits includes base salaries, payroll taxes and the cost of benefit programs provided.

(c) Variable compensation is contractually set and calculated individually for Acadian LLC bonuses, adjusted for non-cash Acadian LLC key employee equity revaluations and severance relating to restructuring costs.

(d) Acadian LLC key employee distributions includes the share of Acadian LLC profits after variable compensation that is attributable to the Acadian LLC key employee equity and profits interests holders, according to their ownership interests.

(e) Depreciation and amortization includes US GAAP depreciation and amortization.

(f) Other segment items includes segment systems, portfolio administration costs, sales commissions and other general & administrative expenses.

(g) Unallocated corporate expenses include compensation and benefits of $2.4 million and general and administrative expenses of $2.5 million related to Hold Co which are included in U.S. GAAP net income attributable to controlling interests for Q3'24. Unallocated corporate expenses include compensation and benefits of $2.7 million and general and administrative expenses of $1.5 million related to Hold Co which are included in U.S. GAAP net income attributable to controlling interests for Q3'25. Unallocated corporate expenses include compensation and benefits of $2.6 million and general and administrative expenses of $2.2 million related to Hold Co which are included in U.S. GAAP net income attributable to controlling interests for Q2'25.

(h) Adjustments and reconciling items includes consolidated Funds revenue and expense and restructuring costs.

(i) Non-cash Acadian LLC key employee equity revaluations represent changes in the value of Acadian LLC equity and profit interests held by Acadian LLC key employees, which are included within U.S. GAAP compensation and benefits expense.

ACADIAN ASSET MANAGEMENT INC.
26

27 References to “Acadian Asset Management”, “Acadian”, “AAMI” or the “Company” refer to Acadian Asset Management Inc.; references to “Hold Co” refer to AAMI and its subsidiaries excluding Acadian Asset Management LLC (“Acadian LLC”). The Company currently operates its business through one asset management firm, Acadian LLC. The Company’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Acadian LLC variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders; • include within management fee revenue any fees paid to Acadian by consolidated Funds; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; and • identify separately from operating expenses, variable compensation and Acadian LLC key employee distributions, which represent Acadian LLC earnings shared with Acadian LLC key employees. The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Acadian LLC equity and profit interests held by Acadian LLC key employees. These ownership interests may in certain circumstances be repurchased by the Hold Co at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by the Hold Co can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Acadian LLC products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for the Company’s reportable segment, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance: Revenue-weighted investment performance measures the percentage of management fee revenue generated by Acadian strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming. Figures calculated using gross of fee strategy composite returns. Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming. Figures calculated using gross of fee strategy composite returns. ENI operating earnings ENI operating earnings represents ENI earnings before Acadian LLC key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Acadian LLC key employee distributions, net interest expense or income tax expense. Definitions and Additional Notes

28 Definitions and Additional Notes ENI operating margin The ENI operating margin, which is calculated before Acadian LLC key employee distributions, is used by management and is useful for investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at Acadian LLC. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI management fee revenue corresponds to U.S. GAAP management fee revenue. ENI operating expense ratio The ENI operating expense ratio is used by management and is useful for investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies because in its profit sharing economic model, scale benefits both Acadian LLC employees and AAMI shareholders. ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful for investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of Acadian LLC’s ENI earnings before variable compensation and may be paid in the form of cash, non-cash Acadian LLC equity or profit interests or AAMI equity. Hold Co variable compensation includes cash and AAMI equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. ENI Acadian LLC key employee distribution ratio The Acadian LLC key employee distribution ratio is calculated as Acadian LLC key employee distributions divided by ENI operating earnings. The ENI Acadian key employee distribution ratio is used by management and is useful to investors to evaluate Acadian LLC key employee distributions as measured against the Company’s ENI operating earnings. Acadian LLC key employee distributions represent the share of Acadian LLC profits after variable compensation that is attributable to Acadian LLC key employee equity and profit interests holders, according to their ownership interests. For Acadian LLC profit interest distributions, the Hold Co is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages at Acadian LLC. U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by Acadian LLC, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders. Reinvested income and distributions Net flows include reinvested income and distributions. Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. n/m “Not meaningful.”